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Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

March 29, 2012

Antero Resources Finance Corporation
1625 17th Street
Denver, Colorado 80202

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion of information taken from our reports dated January 27, 2012 related to the Appalachian Basin and Arkoma Basin Woodford Shale and Fayetteville Shale properties of Antero Resources LLC in the form and context in which they appear in this Registration Statement on Form S-4 of Antero Resources Finance Corporation and the related prospectus that is a part thereof. We further consent to the reference to this firm under the heading "EXPERTS" in the Registration Statement and related prospectus.

                      Very truly yours,

                      /s/ DeGolyer and MacNaughton

                      DeGOLYER and MacNAUGHTON
                      Texas Registered Engineering Firm F-716

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  Exhibit 23.2
DEGOLYER AND MACNAUGHTON 5001 SPRING VALLEY ROAD SUITE 800 EAST DALLAS, TEXAS 75244